UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010 (May 28, 2010)

EvergreenBancorp, Inc.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-32915	91-2097262
(Commission File Number)	(IRS Employer Identification No.)

2000 1st Ave., Suite 1701

Seattle, WA 98121

(Address of principal executive offices, including zip Code)

(206) 290-9501

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership

On May 28, 2010, EvergreenBancorp, Inc. (the “Company”) filed a voluntary petition to liquidate its assets under Chapter 7 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Washington, Case No. 10-16190 (the “Chapter 7 Case”).

In the Schedules of Assets and Liabilities filed by the Company concurrently with the Chapter 7 petition, the Company reported that, as of the Petition Date, its total assets were approximately $2.23 million and its total liabilities were approximately $12.37 million.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Background

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2010, on Friday, January 22, 2010, EvergreenBank (the “Bank”), the wholly-owned subsidiary of the Company, was closed by the State of Washington Department of Financial Institutions and the Federal Deposit Insurance Corporation (the “FDIC”) was appointed as receiver of the Bank. As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2010, the closure of the Bank and the appointment of the FDIC as receiver of the Bank constituted a triggering event, also termed an “Event of Default,” under the indenture governing the Company’s Floating Rate Junior Subordinated Debt Securities Due 2036 and under the indenture governing the Company’s Floating Rate Junior Subordinated Debt Securities Due 2037 (collectively, the “Securities”). Upon such Event of Default, the principal amount of the Securities and any premium and interest accrued became immediately due and payable without any declaration or other action on the part of the indenture trustee or any holder of the Securities.

The Chapter 7 Case

The filing of the Chapter 7 Case also constitutes an “Event of Default” under the indentures governing the Securities.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective upon the commencement of the Chapter 7 Case, each of the members of the Board of Directors of the Company, namely Richard W. Baldwin, Craig O. Dawson , Carole J. Grisham, Robert J. Grossman, Gerald O. Hatler, Stan W. McNaughton, Russel E. Olson and Joseph M. Philips, resigned as members of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREENBANCORP, INC.

Date: June 2, 2010	By:	/S/ GERALD O. HATLER
Gerald O. Hatler President and Chief Executive Officer